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                                                                   EXHIBIT 10.25

                         NON-EXCLUSIVE LICENSE AGREEMENT

         This Non-Exclusive License Agreement ("Agreement") is entered into as of May 1, 1999, by and between Enron Corp., a corporation organization and existing under the laws of the State of Oregon with its headquarters at 1400 Smith Street, Houston, Texas 77002 ("Licensor"), and Azurix Corp., a corporation organized and existing under the laws of the State of Delaware with its headquarters at 1400 Smith, Houston, Texas 77002, on behalf of itself and its subsidiaries, whether existing now or in the future (collectively referred to as "Licensee").

         WHEREAS, Licensor is the owner of the name and Mark "Enron" and its Fanciful E Logo, as well as goodwill and business interest associated with such name and Mark; and

         WHEREAS, Licensee is desirous of using the Enron name and the Fanciful E Logo in association with the name of Licensee in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

         1. Except as otherwise provided herein, Licensor hereby grants to Licensee, and Licensee accepts, a non-exclusive, non-transferable, royalty-free and worldwide right and license to use, in connection with Licensee's name, logo and Web page(s), the Identifying Phrase "an Enron company" (referred to herein as "the Identifying Phrase") and the Fanciful E Logo for purposes of identifying Azurix as part of Enron's enterprise. Licensee's use of such Identifying Phrase and the aforementioned Marks shall be pursuant to the terms and conditions of this Agreement.

         2. Notwithstanding anything to the contrary provided herein, Licensee agrees that it shall not use the Identifying Phrase or the Fanciful E Logo, or any terms confusingly similar thereto, in connection with any business other than the water business as described in Exhibit 1 hereto.

         3. Licensee shall use the Identifying Phrase only as authorized herein by Licensor and in accordance with such standards of quality as Licensor may establish. Licensor shall at all times remain the owner of the name and Mark "Enron" and the Fanciful E Logo, and any variation or use of same; Licensee shall obtain no right, title or interest in and to the name and Mark "Enron" or the Fanciful E Logo, or any other word, words, terms, designs, names or marks which contains that name or Mark or is confusingly similar thereto other than the non-exclusive license granted herein.




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         4. The term of this Agreement shall be one year from the date of this
Agreement. The non-exclusive license granted herein shall be renewed and extended automatically and repetitively for similar terms unless otherwise terminated in accordance with the provisions set forth herein.

         5. This Agreement and the non-exclusive license granted herein shall terminate as follows:

         (a) This Agreement and the non-exclusive license granted herein may be terminated by Licensor at any time for Cause, which is defined as a material breach of this Agreement or the use of the Identifying Phrase or the Fanciful E Logo in ways or circumstances detrimental to Licensor, by the giving of a written notice of breach or detrimental use to the defaulting party, and, if such breach or detrimental use is not cured within thirty (30) days. Thereafter this Agreement and the non-exclusive license granted herein shall terminate.

         (b) This Agreement and the non-exclusive license granted herein may be terminated by Licensor for any reason if both of the following conditions have occurred:

                  (i) Licensor and affiliates of Licensor do not individually or collectively, directly or indirectly, own or have the power to vote at least one-third of the capital stock of Licensee having ordinary voting power for the election of directors, and

                  (ii) Fewer than one-third of the directors of Licensee are persons who are employees, officers or directors of Licensor or of any affiliate of Licensor.

         (c) This Agreement and the non-exclusive license granted herein may be terminated by Licensor or by Licensee as of any date on at least 90 days written notice.

         6. Upon termination of this Agreement and the non-exclusive license granted herein, Licensee shall immediately cease all use of the Identifying Phrase and the Fanciful E Logo, and phase out the then-existing supply of stationery or supplies containing the Identifying Phrase or the Fanciful E Logo promptly (if termination is under "5(a)" or "5(b)" above, or as promptly thereafter as reasonable if termination is pursuant to "5(c)" above.




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         7. The relationship of Licensor and Licensee pursuant to this Agreement shall be that of independent contractors. Licensor shall not by virtue of this Agreement control or have the right to control the methods and means by which Licensee offers its goods or services in association with the use of the Identifying Phrase or the Fanciful E Logo although Licensor shall have the right to require that the use of the Identifying Phrase or the Fanciful E Logo be in conformance with this License Agreement.

         8. The non-exclusive license granted by Licensor to Licensee is personal to Licensee and may not be assigned, sub-licensed or transferred by Licensee in any manner. To the extent that Licensee has subsidiary corporations that utilize the Identifying Phrase or the Fanciful E Logo, Licensee shall cause each such subsidiary corporation to be bound by and abide by this Agreement.

         9. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and merges all prior discussions, representations and negotiations with respect to the subject matter hereof.

        10. This Agreement shall be interpreted, construed and enforced pursuant to the laws of the State of Texas.

         IN WITNESS WHEREOF, Licensor and Licensee, appearing through their duly authorized representatives, have executed this instrument to be effective as of the date first set forth above.

                                              ENRON CORP.

                                              By:    /s/ JEFFREY MCMAHON
                                                     --------------------------
                                              Name:  Jeffrey McMahon
                                              Title: Senior Vice President
                                                     Finance and Treasurer


                                              AZURIX CORP.

                                              By:    /s/ EDWARD N. ROBINSON
                                                     --------------------------
                                              Name:  Edward N. Robinson
                                              Title: Executive Director